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                                                                     Exhibit 5.1


                                 October 13, 2000




SICOR Inc.
19 Hughes
Irvine, CA 92618

Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by SICOR Inc. (formerly Gensia Sicor Inc.), a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 10,000 shares of the Company's Common Stock issuable pursuant to the Company's Amended and Restated Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,


                                /s/ PILLSBURY MADISON & SUTRO LLP
                                -------------------------------------
                                PILLSBURY MADISON & SUTRO LLP


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